Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ALTIMETER GROWTH CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Votes submitted electronically over the Internet must be received by 11:59
p.m., Eastern Time, on , 2021.

	Vote at the Meeting –	INTERNET –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/altimetergrowth/2021

www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3(A), 3(B), 3(C), 3(D), 3(E), and 4.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

1. Proposal No. 1 – The Business Combination Proposal – RESOLVED, as an ordinary resolution, that the business combination contemplated by the Business Combination Agreement, dated as of April 12, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), Altimeter Growth Corp. (“AGC”), J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”) pursuant to which: (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”) and the other transactions contemplated by the Business Combination Agreement (the business combination, the Initial Merger, the Acquisition Merger, and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) be confirmed, ratified and approved in all respects.

2. Proposal No. 2 – The Initial Merger Proposal – RESOLVED, as a special resolution, that AGC be and is hereby authorized to merge with and into AGC Merger Sub so that AGC Merger Sub be the surviving company and all the undertaking, property and liabilities of AGC vest in AGC Merger Sub by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

    RESOLVED, as a special resolution, that the Business Combination Agreement and the plan of merger in the form annexed as Exhibit I to the Business Combination Agreement (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

    RESOLVED, as a special resolution, that AGC be and is hereby authorized to enter into the Business Combination Agreement and the Plan of Merger; and

    RESOLVED, as a special resolution, that upon the Effective Time (as defined in the Plan of Merger), the amending and restating of the memorandum and articles of AGC by adoption of the memorandum and articles of association of AGC Merger Sub in the form attached to the Plan of Merger is approved in all respects.

3. Proposal No. 3 – The Governing Documents Proposal –

    (A) Proposal No. 3 – the Governing Documents Proposal – Proposal A – RESOLVED, as a special resolution, to approve in all respects the effective change in authorized share capital from (i) the share capital of AGC of $22,100 divided into 200,000,000 AGC Class A ordinary shares (“AGC Class A Ordinary Shares”) of a par value of $0.0001 each, 20,000,000 AGC Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to (ii) the share capital of GHL of 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A ordinary shares (“GHL Class A Ordinary Shares”) and 500,000,000 shares of GHL Class B Ordinary Shares (“GHL Class B Ordinary Shares”), which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (B) Proposal No. 3 – the Governing Documents Proposal – Proposal B – RESOLVED, as a special resolution, to approve in all respects the effective change in voting power in respect of the AGC Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares.

    (C) Proposal No. 3 – the Governing Documents Proposal – Proposal C – RESOLVED, as a special resolution, to approve in all respects the change in rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share, whereas AGC’s amended and restated memorandum and articles provided holders of Class A Ordinary Shares with the right to approve such change upon ordinary resolution, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (D) Proposal No. 3 – the Governing Documents Proposal – Proposal D – RESOLVED, as a special resolution, to approve in all respects the effective change in quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (E) Proposal No. 3 – the Governing Documents Proposal – Proposal E – RESOLVED, as a special resolution, to authorize all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination, which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

4. Proposal No. 4 – The Adjournment Proposal – RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, is hereby confirmed, ratified and approved in all respects.

CONTROL NUMBER

Signature                                                       Signature, if held jointly                                                               Date                         , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If signing as a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Extraordinary General Meeting of Shareholders

of Altimeter Growth Corp.

To view the 2021 Proxy Statement and to attend the

Extraordinary General Meeting, please go to:

https://www.cstproxy.com/altimetergrowth/2021

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ALTIMETER GROWTH CORP.

The undersigned hereby appoints Brad Gerstner and Hab Siam (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the Class A ordinary shares and Class B ordinary shares of Altimeter Growth Corp. (the “Company” or “AGC”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Extraordinary General Meeting”) of shareholders of the Company to be held on                , 2021 at                 a.m., Eastern time, at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199 or virtually at https://www.cstproxy.com/altimetergrowth/2021, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)